SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                               November 21, 2002
                       ----------------------------------
                       (Date of earliest event reported)


                               Niku Corporation
           -------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


      Delaware                     000-28797                    77-0473454
-------------------------------------------------------------------------------
(State of Incorporation)     (Commission File No.)           (IRS Employer
                                                            Identification No.)


                                305 Main Street
                        Redwood City, California 94063
         -------------------------------------------------------------
         (Address of principal executive offices, including zip code)


                                (650) 298-4600
             -----------------------------------------------------
             (Registrant's telephone number, including area code)


                                Not Applicable.
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)




ITEM 5.  OTHER EVENTS.

         On November 13, 2002, the Board of Directors of the Company approved an amendment to the Company's Amended and Restated Certificate of Incorporation, whereby, effective November 21, 2002, each outstanding 10 shares of the Company's common stock will be combined and converted into one share of common stock. The certificate of amendment is filed as Exhibit 3.1 hereto. A copy of the press release announcing, among other things, the approval of the amendment by the Board of Directors of the Company is filed as
Exhibit 99.1 hereto.


ITEM 7.  EXHIBITS.

Exhibit Number            Description
--------------            -----------

3.1 Certificate of Amendment of the Amended and Restated Certificate of Incorporation dated November 20, 2002

99.1                      Press Release dated November 14, 2002

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             NIKU CORPORATION


Date:  November 21, 2002                     By: /s/ Joshua Pickus
                                                 -------------------
                                                 Name:  Joshua Pickus
                                                 Title: Chief Executive
                                                        Officer and Chief
                                                        Financial Officer

                                 EXHIBIT INDEX

Exhibit Number            Description
--------------            -----------

3.1 Certificate of Amendment of the Amended and Restated Certificate of Incorporation dated November 20, 2002

99.1                      Press Release dated November 14, 2002

                                                                   EXHIBIT 3.1


                        CERTIFICATE OF AMENDMENT OF THE
             AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                               NIKU CORPORATION

     Joshua Pickus hereby certifies that:

     1. He is the duly elected and acting Secretary of Niku Corporation, a corporation organized and existing under the laws of the state of Delaware (the "Corporation").

     2. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation.

     3. The terms and provisions of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation (i) have been approved by the Board of Directors of the Corporation in a resolution setting forth and declaring advisable the amendment contained herein and (ii) have been duly approved by the required number of shares of outstanding stock of the Corporation, in each case pursuant to and in accordance with Section 242 of the Delaware General Corporation Law.

     4. Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended such that the following paragraphs shall be inserted after the first paragraph thereof:

         "Effective at 12:01 A.M. (Delaware time) on November 21, 2002 (the "Effective Time"), each one (1) share of Common Stock of the Corporation issued and outstanding shall, by virtue of this amendment to the Corporation's Amended and Restated Certificate of Incorporation, be combined into one-tenth (1/10) of one (1) share of fully paid and nonassessable Common Stock of the Corporation, subject to the treatment of fractional shares interests described below. Following the Effective Time, the Corporation will evidence the reverse stock split effected hereby pursuant to procedures adopted by the Corporation.

         No fractional shares of Common Stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation.

         A holder of Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices of the Common Stock, as reported in The Wall Street Journal, on the thirty (30) trading days preceding the date that is five (5) trading days before the Effective Time (as adjusted for the reverse stock split effected hereby) (or if such prices are not available, the average of the last bid and asked prices of the Common Stock on such days (as adjusted for the reverse stock split effected hereby) or other price determined by the Board of Directors)."

         IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation, which amends certain provisions of the Amended and Restated Certificate of Incorporation of the Corporation, having been duly adopted in accordance with Section 242 of the Delaware General Corporation Law, has been duly executed by its Secretary, this 20th day of November, 2002.


/s/ Joshua Pickus
-----------------------------
Joshua Pickus, Secretary

                                                                  EXHIBIT 99.1


     Investor Contact:                                  Press Contact:

     Stephanie Tawn                                     Rick Downer
     Niku Corporation                                   Niku Corporation
     650-701-2732                                       650-298-4691
     stawn@niku.com                                     rdowner@niku.com


FOR IMMEDIATE RELEASE

                      Niku Reports Third Quarter Results

  Revenue Growth, Cost Reductions Drive Pro Forma Net Income of $1.3 Million

REDWOOD CITY, Calif. - November 14, 2002 - Niku Corporation (Nasdaq: NIKU) today reported financial results for its third fiscal quarter ended October 31, 2002.

Total revenue in the third quarter was $11.8 million, compared to $10.5 million in the second quarter of the current fiscal year and $14.5 million in the third quarter of the prior fiscal year. License revenue was $4.9 million, compared to $4.0 million in the second quarter of the current fiscal year and $6.2 million in the third quarter of the prior fiscal year. Services revenue was $6.9 million, compared to $6.5 million in the second quarter of the current fiscal year and $8.2 million in the third quarter of the prior fiscal year.

Pro forma net income for the third quarter was $1.3 million, or $0.02 per share, excluding stock-based compensation, restructuring costs and asset impairment charges. This compares to a pro forma net loss of ($6.8 million), or ($0.09) per share, in the second quarter of the current fiscal year and ($14.4 million), or ($0.19) per share, in the third quarter of the prior fiscal year. Farzad Dibachi, chairman and chief executive officer, said "Our achievement of profitability this quarter is a result of the success of Niku 6 in the marketplace and continued financial discipline. Both of these factors will serve Niku well as it builds on the foundation established this quarter." In a separate news release today, the Company announced that Joshua Pickus, the Company's chief financial officer, will succeed Mr. Dibachi as chief executive officer.

The Company's net loss for the third quarter on a GAAP basis was ($6.4 million) or ($0.09) per share. This compares with a net loss of ($37.3 million), or ($0.50) per share, in the second quarter of the current fiscal year and ($22.2 million) or ($0.30) per share in the third quarter of the prior fiscal year. The Company's pro forma results for the third quarter of the current fiscal year differ from its results under GAAP because the pro forma results exclude stock-based compensation, restructuring costs and asset impairment charges totaling $7.7 million. Restructuring costs for the quarter included lease termination costs, fixed asset write offs and severance costs for terminated employees.

The Company ended the quarter with $17.1 million in cash and cash equivalents. On an operating basis, the Company generated approximately $0.6 million in cash during the quarter. On an overall basis, including cash expended in restructuring activities, the Company consumed $1.5 million of cash during the quarter. DSO for the quarter was 41 days.

Niku 6 Adoption Continues

During the third quarter, customers in a wide variety of industries licensed Niku 6 to reduce costs, increase productivity and gain visibility and control over strategic initiatives. Customers licensing Niku 6 during the quarter included 3M, ALZA, Chubb, ChevronTexaco, John Deere, Dean Foods, Emerson, Harrah's, Hydro Quebec, Kimberly-Clark, Perdue Farms, Quest Diagnostics, Standard Chartered Bank and Toyota.

Niku Six Sigma Wins First Customers

Niku Six Sigma, a specialized version of Niku 6 for management of Six Sigma quality initiatives, won its first customers during the quarter. A major financial institution and a leading healthcare diagnostics company licensed the product for use in their Six Sigma programs. Niku Six Sigma is the first in a series of pre-packaged solutions that build specific program methodology into Niku 6, reducing the time to benefit for customers.

Reverse Stock Split

As part of its plan to satisfy Nasdaq's continued listing requirements, the Company will proceed with a reverse stock split previously approved by the Company's stockholders. The exchange ratio for the reverse split will be 1-for-10, the smallest of the three reverse split ratios approved by stockholders. For a period of 20-trading days commencing on November 21st, Niku's common stock will trade on a post-split basis under the trading symbol "NIKUD" as an interim symbol to denote its new status. After this 20-trading day period, Niku's common stock will resume trading under the symbol "NIKU."

Conference Call

Niku's management will review the financial results for the quarter on a conference call at 2:00p.m. Pacific Time today, November 14, 2002. The conference call can be accessed via live webcast at http://investor.niku.com. Interested parties should access the site, downloading any necessary audio software, at least fifteen minutes prior to the call.

About Niku

Niku Corporation (Nasdaq: NIKU) develops enterprise application software that cuts costs and increases productivity by automating the work of internal service organizations. Niku's software enables customers to streamline the work of mid-office departments such as information technology, research and development and consulting by integrating portfolio, collaboration, resource, financial, project, and knowledge management in one Web-native application. For more information contact info@niku.com, call 877-846-6458 (NIKU), or visit www.niku.com.

                                     # # #

Note: Niku is a registered trademark of Niku Corporation in the United States and certain other countries. The Niku logo is a trademark of Niku Corporation.


Forward-Looking Statements

Statements or information in this press release other than statements of historical fact contain predictions, estimates and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These forward looking statements include, but are not limited to, statements regarding the Company's ability to build on its results for the third quarter, continuing adoption of Niku 6, release of additional pre-packaged Niku 6 solutions and compliance with Nasdaq listing requirements. All forward-looking statements included in this press release are based upon information available to Niku as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to, continued weakness in the general economy, or in IT spending in particular, lack of market acceptance of our products, delays or difficulties in implementation of Niku 6, inability to maintain a sales force suitable for our markets, difficulties in retaining and attracting qualified employees, and competition and inability to satisfy Nasdaq listing requirements. These and additional risks and uncertainties associated with the Company's business are detailed in the Company's Form 10-K filed on April 19, 2002 and in its other filings with the Securities and Exchange Commission.

                               NIKU CORPORATION

           GAAP Condensed Consolidated Statements of Operations (1)
                     (in thousands, except per share data)


                                                   Three Months Ended       Three Months       Nine Months Ended
                                                     October 31, (2)        Ended July 31,       October 31, (2)
                                             ----------------------------  ----------------  ---------------------
                                                  2002            2001           2002          2002       2001
                                             ---------------- -----------  ----------------  ---------  ----------
Revenue:
    License                                     $   4,857    $   6,239        $   3,961    $  14,509    $  21,322
    Services                                        6,917        8,237            6,533       21,886       27,864
                                                ---------    ---------        ---------    ---------    ---------
         Total revenue                             11,774       14,476           10,494       36,395       49,186
                                                ---------    ---------        ---------    ---------    ---------

Cost of revenue (3)                                 3,050        7,437            3,820       10,952       31,428
                                                ---------    ---------        ---------    ---------    ---------

Gross profit                                        8,724        7,039            6,674       25,443       17,758
                                                ---------    ---------        ---------    ---------    ---------

Operating expenses:
     Sales and marketing                            3,438       12,308            7,414       18,999       61,893
     Research and development                       1,967        8,963            3,993        9,989       30,537
     General and administrative                     2,232        3,126            2,331        6,770       13,276
     Restructuring and other                        7,469        4,138           30,405       37,036       14,979
     Stock-based compensation                         165        1,134             (301)      (3,782)       8,007
     Asset impairment and other                        75         --                425          500      138,923
     Amortization of goodwill
         and other intangible assets                 --           --               --           --         27,333
                                                ---------    ---------        ---------    ---------    ---------

          Total operating expenses                 15,346       29,669           44,267       69,512      294,948
                                                ---------    ---------        ---------    ---------    ---------

Operating loss                                     (6,622)     (22,630)         (37,593)     (44,069)    (277,190)
Interest and other income, net                        184          395              312          616        2,465
                                                ---------    ---------        ---------    ---------    ---------

     Net loss                                   $  (6,438)   $ (22,235)       $ (37,281)   $ (43,453)   $(274,725)
                                                =========    =========        =========    =========    =========

Net loss per share:

     Net loss - basic                           $   (0.09)   $   (0.30)       $   (0.50)   $   (0.59)   $   (3.67)
                                                =========    =========        =========    =========    =========

     Weighted average common shares - basic        73,117       73,753           74,135       73,799       74,856
                                                =========    =========        =========    =========    =========

     Net loss - diluted                         $   (0.09)   $   (0.30)       $   (0.50)   $   (0.59)   $   (3.67)
                                                =========    =========        =========    =========    =========

     Weighted average common shares - diluted      73,117       73,753           74,135       73,799       74,856
                                                =========    =========        =========    =========    =========



   (1) Pursuant to a Financial Accounting Standards Board staff announcement (Topic No. D-103), reimbursable expenses have been reclassified into services revenue, with a corresponding increase in cost of services revenue. The impact of the reclassification was to increase services revenue and cost of services revenue by $366 and $364 in the three months ended October 31, 2002 and 2001, $262 in the three months ended July 31, 2002, and $901 and $1,301 in the nine months ended October 31, 2002 and 2001, respectively.

   (2) For presentation purposes, the prior period's financial statement refers to the period's calendar month end.

   (3) Cost of revenue includes the effects of the impairment of licensed technology of $2,597 and $9,386 in the three and nine months ended October 31, 2001. There was no impairment of licensed technology in the three and nine months ended October 31, 2002 and in the three months ended July 31, 2002.

                               NIKU CORPORATION

                GAAP Condensed Consolidated Balance Sheets (1)
                                (in thousands)


                                                                                 October 31,        January 31,
                                                                                ---------------    --------------
                                                                                     2002            2002 (2)
                                                                                ---------------    --------------
ASSETS

Current assets:
     Cash and cash equivalents                                                        $ 17,078          $ 51,585
     Current portion of restricted cash                                                  6,178             4,665
                                                                                ---------------    --------------
                 Total cash, cash equivalents and current portion of
                   restricted cash                                                      23,256            56,250

     Accounts receivable, net                                                            5,322            12,797
     Prepaid expenses and other current assets                                           1,832             5,241
                                                                                ---------------    --------------
                 Total current assets                                                   30,410            74,288
Restricted cash                                                                          1,314             9,822
Property and equipment, net                                                              2,891            13,196
Deposits and other assets                                                                1,173             4,269
                                                                                ---------------    --------------
                 Total assets                                                         $ 35,788          $101,575
                                                                                ===============    ==============

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities:
     Accounts payable                                                                  $ 2,714           $ 3,279
     Accrued liabilities                                                                 6,629            16,577
     Accrued restructuring                                                              15,948             5,240
     Bank borrowings and other short-term obligations                                    1,067            27,261
     Deferred revenue                                                                    7,622            10,903
                                                                                ---------------    --------------
                 Total current liabilities                                              33,980            63,260

Long-term restructuring accrual                                                          6,903             6,758
Long-term portion of bank borrowings                                                     4,000                 -
                                                                                ---------------    --------------
                 Total liabilities                                                      44,883            70,018

Stockholders' (deficit) equity                                                          (9,095)           31,557
                                                                                ---------------    --------------
                 Total liabilities and stockholders' (deficit) equity                 $ 35,788          $101,575
                                                                                ===============    ==============


   (1)   Pursuant to Financial Accounting Standards Board staff announcement
         (Topic No. D-103), accounts receivable related to reimbursable expenses have been reclassified to accounts receivable from prepaid expenses and other current assets.

   (2) For presentation purposes, the prior period's financial statement refers to the period's calendar month end.

                               NIKU CORPORATION

       Pro Forma Condensed Consolidated Statements of Operations (1) (2)
                     (in thousands, except per share data)


                                                 Three Months Ended        Three Months         Nine Months Ended
                                                   October 31, (3)         Ended July 31,       October 31, (3)
                                             -------------------------   ----------------   ---------------------------
                                                  2002          2001           2002              2002           2001
                                             ------------  -----------   ----------------   ------------- -------------
Revenue:
    License                                   $   4,857      $   6,239       $   3,961       $  14,509       $  21,322
    Services                                      6,917          8,237           6,533          21,886          27,864
                                              ---------      ---------       ---------       ---------       ---------
         Total revenue                           11,774         14,476          10,494          36,395          49,186
                                              ---------      ---------       ---------       ---------       ---------

Cost of revenue                                   3,050          4,840           3,820          10,952          22,042
                                              ---------      ---------       ---------       ---------       ---------

Gross profit                                      8,724          9,636           6,674          25,443          27,144
                                              ---------      ---------       ---------       ---------       ---------

Operating expenses:
     Sales and marketing                          3,438         12,308           7,414          18,999          61,893
     Research and development                     1,967          8,963           3,993           9,989          30,537
     General and administrative                   2,232          3,126           2,331           6,770          13,276
                                              ---------      ---------       ---------       ---------       ---------

          Total operating expenses                7,637         24,397          13,738          35,758         105,706
                                              ---------      ---------       ---------       ---------       ---------

Operating income (loss)                           1,087        (14,761)         (7,064)        (10,315)        (78,562)
Interest and other income, net                      184            395             312             616           2,465
                                              ---------      ---------       ---------       ---------       ---------

     Net income (loss) (4)                    $   1,271      $ (14,366)      $  (6,752)      $  (9,699)      $ (76,097)
                                              =========      =========       =========       =========       =========

Net income (loss) per share:

     Net income (loss) - basic                $    0.02      $   (0.19)      $   (0.09)      $   (0.13)      $   (1.02)
                                              =========      =========       =========       =========       =========

     Weighted average common shares - basic      73,117         73,753          74,135          73,799          74,856
                                              =========      =========       =========       =========       =========

     Net income (loss) - diluted              $    0.02      $   (0.19)      $   (0.09)      $   (0.13)      $   (1.02)
                                              =========      =========       =========       =========       =========
     Weighted average
      common shares - diluted                    74,067         73,753          74,135          73,799          74,856
                                              =========      =========       =========       =========       =========


   (1) The above pro forma condensed consolidated statements of operations exclude the effects of impairment of licensed technology, restructuring and other costs, asset impairment and other costs, stock-based compensation and amortization of goodwill and other intangible assets. There was no impairment of licensed technology or amortization of goodwill and other intangible assets in the three and nine months ended October 31, 2002 and in the three months ended July 31, 2002. These pro forma statements of operations are not prepared in accordance with GAAP, but are supplied to provide a meaningful operating comparison to results for the same period in the prior fiscal year. They should be read only in conjunction with the preceding statements of operations prepared in accordance with GAAP.

   (2) Pursuant to a Financial Accounting Standards Board staff announcement (Topic No. D-103), reimbursable expenses have been reclassified into services revenue, with a corresponding increase in cost of services revenue. The impact of the reclassification was to increase services revenue and cost of services revenue by $366 and $364 in the three months ended October 31, 2002 and 2001, $262 in the three months ended July 31, 2002, and $901 and $1,301 in the nine months ended October 31, 2002 and 2001, respectively.

   (3) For presentation purposes, the prior period's financial statement refers to the period's calendar month end.

   (4) The pro forma net income does not reflect provision for income taxes as the Company has net operating loss carryforwards to offset such net income.

                               NIKU CORPORATION

      Reconciliation of GAAP Net Loss to Pro Forma Net Income (Loss) (1)
                     (in thousands, except per share data)

                                                       Three Months Ended       Three Months       Nine Months Ended
                                                         October 31,(2)        Ended July 31,       October 31, (2)
                                                  -------------------------  ----------------   ------------------------
                                                     2002          2001           2002             2002           2001
                                                  -----------   -----------  ----------------   ----------- -------------
GAAP net loss                                    $  (6,438)    $ (22,235)      $ (37,281)         $ (43,453)    $(274,725)
     Impairment of licensed technology                --           2,597            --                 --           9,386
     Restructuring and other                         7,469         4,138          30,405             37,036        14,979
     Stock-based compensation                          165         1,134            (301)            (3,782)        8,007
     Asset impairment and other                         75          --               425                500       138,923
     Amortization of goodwill
          and other intangible assets                 --            --              --                 --          27,333
                                                 ---------     ---------       ---------          ---------     ---------

Pro forma net income (loss)                      $   1,271     $ (14,366)      $  (6,752)         $  (9,699)    $ (76,097)
                                                 =========     =========       =========          =========     =========

Net income (loss) per share:

     Net income (loss) - basic                   $    0.02     $   (0.19)      $   (0.09)         $   (0.13)    $   (1.02)
                                                 =========     =========       =========          =========     =========

     Weighted average common shares - basic         73,117        73,753          74,135             73,799        74,856
                                                 =========     =========       =========          =========     =========

     Net income (loss) - diluted                 $    0.02     $   (0.19)      $   (0.09)         $   (0.13)    $   (1.02)
                                                 =========     =========       =========          =========     =========

     Weighted average
      common shares - diluted                       74,067        73,753          74,135             73,799        74,856
                                                 =========     =========       =========          =========     =========



   (1) The pro forma statements of operations are not prepared in accordance with GAAP, but are supplied to provide a meaningful operating comparison to results for the same period in the prior fiscal year. They should be read only in conjunction with the preceding statements of operations prepared in accordance with GAAP.

   (2) For presentation purposes, the prior period's financial statement refers to the period's calendar month end.